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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: AUGUST 4, 1999

                      DATE OF EARLIEST EVENT REPORTED: N.A.


                              UNITED MEDICORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         COMMISSION FILE NUMBER 1-10418


                 DELAWARE                                75-2217002
      (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)

      10210 NORTH CENTRAL EXPRESSWAY
                 SUITE 400
               DALLAS, TEXAS                                75231
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 691-2140

                                      N.A.
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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                     UNITED MEDICORP, INC. AND SUBSIDIARIES


ITEM 5. OTHER EVENTS

         On August 3, 1999, the Registrant issued a press release stating that it had been notified by the Washington Hospital Center ("WHC") that claim transmissions from the Department of Women's Services will terminate effective October 1, 1999. Additionally, the Registrant stated that WHC management has verbally expressed its intentions to restructure the current Hospital Billing contract. WHC Women's Services' revenue accounted for approximately 1% and 7% of total consolidated revenue during 1998 and during the first two quarters of 1999, respectively. The WHC Hospital Billing contract accounted for approximately 52%, 36% and 53% of total consolidated revenues during 1997, 1998, and during the first two quarters of 1999, respectively. The Registrant further stated that it was currently discussing various contract restructuring options with WHC related to the Hospital Billing contract, all of which will result in a significant revenue reduction.

         As a result of the above, combined with the loss of the Presbyterian Healthcare System collection service agreement announced on May 19, 1999, the Registrant is facing a significant reduction in revenues that will not be quantifiable until the terms of the restructured WHC Hospital Billing contract are finalized. Cost reduction steps are being implemented in an attempt to better position the Registrant for this significant reduction in revenues and profit margins. The Registrant will continue to vigorously pursue new business; however, there can be no assurance that new business sufficient to ensure the survival of the Company can be obtained.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

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         (c)   Exhibits
               Exhibit Number     Description
               --------------     -----------

                   99.1           Press release issued by the Registrant on
                                  August 3, 1999
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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              UNITED MEDICORP, INC.
                                  (REGISTRANT)



By:      /s/ R. Kenyon Culver                          Date: August 4, 1999
        -------------------------------------------
         R. Kenyon Culver
         Vice President and Chief Financial Officer
           (Principal Accounting Officer)

                                       1